Exhibit 99.1

Investors and Shareholders:

Walt Amaral

SiRF Technology Holdings, Inc.

(408) 392-8437

wamaral@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for First Quarter 2005

SAN JOSE, Calif.— April 26, 2005/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported financial results for its first quarter ended March 31, 2005.

Net revenue in the first quarter of fiscal 2005 was $27.0 million, a decline of 5 percent from $28.4 million reported in the first quarter of 2004. Gross margin in the first quarter ended March 31, 2005 was 55.9 percent, as compared to 57.3 percent in the corresponding prior year period.

Net income for the first quarter of fiscal 2005 was $1.6 million or $0.03 per diluted share based on 51.6 million weighted average shares outstanding. This compares with net income of $4.1 million or $0.10 per diluted share based on 41.5 million weighted average shares outstanding in the first quarter of fiscal 2004.

SiRF reports net income and basic and diluted net income per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of amortization of stock compensation expense and amortization of acquisition-related intangibles. Non-GAAP net income for the first quarter of fiscal 2005 was $3.3 million or $0.06 per diluted share, as compared to non-GAAP net income of $7.2 million, or $0.17 per diluted share for the first quarter of fiscal 2004. Non-GAAP net income for the first quarter of fiscal 2005 excludes $530,000 in stock compensation expense, net of tax, and $1.2 million in amortization of acquisition-related intangibles. Non-GAAP net income for the first quarter of fiscal 2004 excludes $2.0 million in stock compensation expense, net of tax, and $1.2 million in amortization of acquisition-related intangibles. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first quarter of fiscal 2005 were 51.6 million, compared with 41.5 million for the first quarter of fiscal 2004.

Total cash, cash equivalents and short-term investments were $114 million at March 31, 2005, compared with $101 million at December 31, 2004. Long-term investments were $30 million at March 31, 2005, compared with $44 million at December 31, 2004.

“This was a very good quarter for SiRF. Revenue in Q1 was seasonally flattish as expected but orders for delivery in Q1 and Q2 were extremely strong”, said Dr. Michael Canning, president and CEO. “We are seeing strength across all our market segments and significant momentum for SiRFstarIII architecture in the mobile phone and portable navigation products.”

Quarterly conference call details

SiRF will host a conference call on Tuesday, April 26, 2005, at approximately 4:30 PM EDT/1:30 PM PDT to discuss first quarter fiscal 2005 results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http:www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (800)905-0392 (domestic) or (785)832-2422 (international) approximately 10 minutes prior to the start time. The pass code is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. To access the replay, dial (800)938-1602.

About SiRF Technology Holdings, Inc.

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as asset tracking devices and fleet management systems. SiRF markets and sells its products in four target platforms: automotive, consumer electronics, mobile computing, and wireless devices. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. These adjustments to SiRF’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and the company’s marketplace performance. The non-GAAP results are an indication of SiRF’s baseline performance before stock compensation expense and amortization of acquisition-related intangibles that are considered by management to be outside of the company’s business operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding seeing strength across all our market segments and significant momentum for SiRFStarIII architecture in the mobile phone and portable navigation products are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “plans,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2005	2004
Revenue:
Product revenue	$25,021	$24,306
License royalty revenue	2,010	4,052

Net revenue	27,031	28,358
Cost of revenue:
Cost of product revenue (a)	11,908	12,099

Gross profit	15,123	16,259
Operating expenses:
Research and development	6,039	5,111
Sales and marketing	3,108	2,645
General and administrative	2,766	1,360
Amortization of acquisition-related intangibles	1,158	1,158
Stock compensation expense (b)	558	1,734

Total operating expenses	13,629	12,008

Operating income	1,494	4,251
Other income, net	855	27

Net income before provision for income taxes	2,349	4,278
Provision for income taxes	720	214

Net income	$1,629	$4,064

Net income per share:
Basic	$0.03	$0.53

Diluted	$0.03	$0.10

Weighted average number of shares used in per share calculations
Basic	47,113	7,726

Diluted	51,606	41,500

(a) Cost of product revenue includes:
Stock compensation expense	$56	$225

(b) Stock compensation expense (net of amounts included in cost of product revenue):
Research and development	219	773
Sales and marketing	158	472
General and administrative	181	489

	$558	$1,734

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended March 31,
	2005	2004
GAAP net income	$1,629	$4,064
Amortization of acquisition-related intangibles	1,158	1,158
Stock compensation expense, net of tax	530	1,959

Non-GAAP net income	$3,317	$7,181

Weighted average number of shares used in non-GAAP diluted per share calculations	51,606	41,500
Non-GAAP diluted net income per share	$0.06	$0.17

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	March 31, 2005 (Unaudited)	December 31, 2004 (1)
ASSETS
Current assets:
Cash and cash equivalents	$81,149	$86,462
Marketable securities	33,032	14,842
Accounts receivable, net	11,520	9,768
Inventories	5,821	7,982
Deferred tax assets	14,298	14,986
Prepaid expenses and other current assets	1,959	1,719

Total current assets	147,779	135,759
Long-term investments	30,290	43,760
Property and equipment, net	5,543	5,484
Goodwill	28,052	28,052
Identified intangible assets, net	13,988	15,182
Other long-term assets	202	246

Total assets	$225,854	$228,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,894	$7,418
Accrued payroll and related benefits	2,748	3,444
Income taxes payable	40	26
Other accrued liabilities	1,548	1,554
Deferred margin on shipments to distributors	511	419
Advance contract billings	420	590
Current portion of long-term obligations	668	673

Total current liabilities	8,829	14,124
Long-term deferred tax liability	656	781
Long-term obligations	1,571	1,771

Total liabilities	11,056	16,676

Commitments and contingencies

Stockholders’ equity:
Common stock	5	5
Additional paid-in-capital	276,157	275,309
Deferred stock-based compensation	(2,092)	(2,734)
Accumulated other comprehensive loss	(251)	(123)
Accumulated deficit	(59,021)	(60,650)

Total stockholders’ equity	214,798	211,807

Total liabilities and stockholders’ equity	$225,854	$228,483

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2004.